SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2006

WASHINGTON MUTUAL, INC.
 (Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1601
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

        On April 4, 2006, James Corcoran accepted an employment offer letter from Washington Mutual, Inc. (the “Company”), pursuant to which Mr. Corcoran will become the Company’s new President, Retail Banking and Executive Vice President (the “Letter”).  The key terms of the Letter are briefly summarized below.  The following summary description is qualified in its entirety by reference to the Letter, which is attached to this Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

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Duties.  Mr. Corcoran will be the Company’s President, Retail Banking and will have the corporate title of Executive Vice President.  He will report directly to Stephen Rotella, the Company’s President and Chief Operating Officer, and his employment with the Company will start on or before May 15, 2006.

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Compensation.  Mr. Corcoran’s starting base salary will be $600,000, and his Leadership Bonus Plan annualized bonus target for 2006 will be 133.5% of his base salary, with the actual amount received depending on the Company’s satisfaction of pre-established performance targets.  The Company will pay Mr. Corcoran a one-time signing bonus of $1,500,000 and he will receive the Company’s usual executive officer relocation benefits.  The signing bonus and relocation benefits must be repaid by Mr. Corcoran, in whole or in part, if he voluntarily terminates his employment within 24 months.

-	Washington Mutual Equity. As part of his new hire package, Mr. Corcoran will receive the following awards pursuant to the Company’s 2003 Equity Incentive Plan (the “2003 EIP”):

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An option to purchase 83,333 shares of Company common stock.  The option will vest in three equal annual installments, beginning on the first anniversary of the grant date, subject to Mr. Corcoran’s continued employment by the Company.  The option will have an exercise price equal to the market closing price of one share of the Company’s common stock on the last trading day before the grant date.

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Shares of Company restricted stock with a value of $750,000, as determined based upon the market value of one share of Company common stock as of the date of issuance.  The sale and transfer restrictions on these shares of restricted stock will lapse in three equal annual installments starting on the first anniversary of the date of issuance.  Subject to the restricted stock agreement and the 2003 EIP, shares still subject to the restrictions will be forfeited if Mr. Corcoran’s employment with the Company ends prior to complete vesting.

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Employment Term.  Mr. Corcoran will be an at-will employee of the Company, meaning that either he or the Company may terminate employment at any time, for any reason, and without cause or advance notice.

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Change in Control.  Mr. Corcoran will receive the Company's standard executive officer employment (change in control) agreement providing for payment of an amount equal to three times Mr. Corcoran’s annual compensation and accelerated vesting of stock options and restricted stock under certain circumstances and in the event of certain terminations of employment within three years after a change in control of the Company.  A form of the agreement is filed as Exhibit 10.12 to the Company's Form 10-K filed on March 18, 1998.

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Other Benefits.  Mr. Corcoran will be eligible to participate in other benefit arrangements available to the Company's executive officers, including the Company's pension, 401(k) and medical benefit plans.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

        As disclosed under Item 1.01, on April 4, 2006, James Corcoran accepted an employment offer letter from the Company, pursuant to which he will become the Company’s new President, Retail Banking and Executive Vice President.  The Company’s press release announcing the hiring of James Corcoran is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits

	10.1	Employment Offer Letter, accepted by James Corcoran on April 4, 2006.
	99.1	Press Release, dated April 10, 2006, announcing the appointment of James Corcoran as President, Retail Banking, and Executive Vice President.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2006		WASHINGTON MUTUAL, INC.
	By:	/s/ Daryl D. David Daryl D. David Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Offer Letter, accepted by James Corcoran on April 4, 2006

99.1	Press Release, dated April 10, 2006, announcing the hiring of James Corcoran as President, Retail Banking, and Executive Vice President.